SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                              _____________________

                                     FORM 8-K

                                  CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported):  January 4, 1997

                                 RAYTHEON COMPANY
              (Exact name of registrant as specified in its charter)

              Delaware                1-2833             04-1760395
      (State of Incorporation)   (Commission File      (IRS Employer
                                      Number)          Identification
                                                           Number)

           141 Spring Street
        Lexington, Massachusetts                            02173
      (Address of principal executive offices)           (Zip Code)


      Registrant's telephone number, including area code:  (617) 862-6600







         Item 5.   Other Events.

                   On January 4, 1997, the Registrant entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Texas Instruments Incorporated ("Texas Instruments") pursuant to which the Registrant agreed to purchase substantially all of the assets of, and to assume substantially all of the li-abilities related to, the Defense Systems and Electronics busi-ness (the "Defense Business") of Texas Instruments. The con-sideration to be paid by the Registrant in connection with the purchase of the Defense Business is $2.875 billion in cash, subject to adjustment for certain changes in the net assets of the Defense Business between September 30, 1996 and the closing date of the purchase (and not including an additional payment of $75 million in respect of a related assignment and license of certain related intellectual property).

                   A copy of the Asset Purchase Agreement is attached hereto as Exhibit 2.1 and is specifically incorporated herein by reference, and the description herein of such Agreement and the transactions contemplated thereby is qualified in its en-tirety by reference to such Agreement.

                   In connection with entering into the Asset Purchase Agreement, the Registrant and Texas Instruments issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is specifically incorporated herein by reference.







         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits


                   (c) Exhibits. The following exhibits are filed as part of this report:


                    2.1 Asset Purchase Agreement, dated as of Jan-uary 4, 1997, by and between Texas Instru-ments Incorporated and Raytheon Company.

                   99.1      Press release, dated January 6, 1997.







                                    SIGNATURE



                   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here-unto duly authorized.


         Dated:  January 6, 1997

                                      RAYTHEON COMPANY





                                      By /s/ Christoph L. Hoffmann
                                          Executive Vice President
                                          Law and Corporate Administration,
                                          and Secretary







                                 EXHIBIT INDEX

         Exhibit
         Number                   Description

           2.1 Asset Purchase Agreement, dated as of January 4, 1997, by and between Texas Instruments Incorporated and Raytheon Company.

          99.1               Press release, dated January 6, 1997.